Exhibit 24.1

Hanover Compressor Company

Power of Attorney

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Jackson and Lee E. Beckelman, or any of them, their true and lawful attorney-in-fact and agent, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign a registration statement or registration statements of Hanover Compressor Company and/or Hanover Compression Limited Partnership on Form S-3 and any and all amendments thereto (including post-effective amendments) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for registering additional securities of the same class as were included in the previously filed registration statement on Form S-3 (Registration No. 333-106386), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date Executed

/s/ I. Jon Brumley I. Jon Brumley	Director	July 29, 2005
/s/ Ted Collins, Jr. Ted Collins, Jr.	Director	July 27, 2005
/s/ Margaret K. Dorman Margaret K. Dorman	Director	July 29, 2005
/s/ Robert R. Furgason Robert R. Furgason	Director	July 27, 2005
/s/ Victor E. Grijalva Victor E. Grijalva	Director	July 29, 2005
/s/ Gordon T. Hall Gordon T. Hall	Director	July 29, 2005
/s/ Stephen M. Pazuk Stephen M. Pazuk	Director	July 29, 2005
/s/ Alvin V. Shoemaker Alvin V. Shoemaker	Director	July 27, 2005